FIRST AMENDMENT TO DEBTOR IN POSSESSION
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

         THIS FIRST AMENDMENT TO DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT (this "First Amendment") is entered into and effective as of April 14, 1999, by and among Factory Card Outlet of America Ltd., an Illinois corporation and a debtor and debtor in possession (the "Borrower"), on the one hand, and Foothill Capital Corporation, as Agent ("Foothill") and the financial institutions listed on the signature page of the Loan Agreement referred to below (such financial institutions, together with their respective successors and assigns, are collectively referred to herein as the "Lenders"), on the other hand. This First Amendment amends certain provisions of the Debtor in Possession Loan and Security Agreement dated as of March 23, 1999 by and among the Borrower and Foothill, as Agent, and the Lenders (as amended by and through the date of this First Amendment, and as hereafter amended and/or restated from time to time, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the same meanings herein as in the Loan Agreement.

                                   BACKGROUND
                                   ----------

         This First Amendment is entered into to conform the Loan Agreement to the terms of the Final Order (A) Approving Postpetition Financing, (B) Granting Security Interests and Superpriority Administrative Expense Treatment, and (C) Modifying Automatic Stay, Pursuant to Sections 362 and 364 of the Bankruptcy Code and Bankruptcy Rule 4001(c) entered in the Case by the Bankruptcy Court on April 14, 1999.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Lenders hereby agree as follows:

         1.       Amendments to Loan Agreement.
                  ----------------------------

         (a)      Amendments to Subsection 1.1.
                  ----------------------------

                  (i) Subsection 1.1 is hereby amended by deleting the existing definition of "Carve Out" appearing therein and inserting in lieu thereof the following:

                           "'Carve Out' means, at any time of determination, the sum of (i) allowed administrative expenses payable pursuant to 28 U.S.C. ss. 1930(a)(6) and (ii) up to $1,250,000 of Priority Professional Expenses due but unpaid as of, or incurred after the date of an Event of Default, and (iii) up to $250,000 of Nonpriority Professional Expenses."

                  (ii) Subsection 1.1 is hereby amended by deleting the existing definition of "Case" appearing therein and inserting in lieu thereof the following:


                                        1
NY2:\3001578\3\44336.0003

                           "'Case' means the Borrower's and Parent's jointly administered reorganization cases Nos. 99-685(JJF) and 99-686(JJF) under Chapter 11 of the Bankruptcy Code, pending in the Bankruptcy Court."

                  (iii) Subsection 1.1 is hereby amended by deleting the existing definition of "Obligations" appearing therein and inserting in lieu thereof the following:

                           "'Obligations' means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group (provided the same arises under or pursuant to, or is evidenced by, the Loan Documents), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that, Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, but, as to each item referenced in this definition, only to the extent the same arises under or pursuant to the Loan Documents."

                  (iv) Subsection 1.1 is hereby amended by inserting the following definitions alphabetically therein:

                           "Avoidance Actions" means the Borrower's rights and recoveries under Section 544, 545, 547, 548, 550 and 551 of the Bankruptcy Code."

                           "Committee" means the Official Committee of Unsecured Creditors appointed in the Case."

                           "Permitted Application" has the meaning set forth in
                           Section 9.1.

                           "Petition Date" means March 23, 1999.

                           "Postpetition Liens" has the meaning given to such term in the Final Order.

         (b) Amendment to Subsection 2.2(a). Subsection 2.2(a) of the Loan Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following:

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



                           "(a) Agreement to Cause Issuance; Amounts; Outside
                  Expiration Date. Subject to the terms and conditions of this Agreement, Agent agrees to issue, or cause an Affiliate of Agent to issue, letters of credit for the account of Borrower (each, an "L/C") or to guaranty letters of credit issued by an Issuing Bank for the account of the Borrower (each such guaranty, an "L/C Guaranty"). The Agent shall have no obligation to issue an L/C or L/C Guaranty (x) at any time during the pendency of a Default or Event of Default, or (y) if, after giving effect to the issuance of such L/C or L/C
                  Guaranty:

                                    (i) the sum of 50% (or such other percentage
                           as may from time to time equal the inverse of the inventory advance rate) of the aggregate amount of all undrawn and unreimbursed Inventory Letters of Credit plus 100% of the aggregate amount of all other types of undrawn and unreimbursed Letters of Credit, would exceed the Borrowing Base less the amount of outstanding Advances (including any Agent Advances and Agent Loans);

                                    (ii) the aggregate amount of all undrawn or
                           unreimbursed Letters of Credit would exceed the lower of: (x) the Maximum Revolving Amount minus the amount of outstanding Advances (including any Agent Advances and Agent Loans); or (y) $10,000,000; or

                                    (iii) the outstanding Obligations would
                           exceed the Maximum Revolving Amount.

                  Borrower expressly understands and agrees that Agent shall have no obligation to arrange for the issuance by Issuing Banks of the letters of credit that are to be the subject of L/C Guaranties. Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guaranties may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term), unless the Agent expressly agrees to a later expiry date, and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.7."

         (c) Amendment to Subsection 2.6. Subsection 2.6 of the Loan Agreement is hereby amended by deleting the word "immediately" appearing therein and inserting after the word "Agent" the phrase "by no later than the second Business Date after the Agent has provided notice to the Borrower that an Overadvance exists."

         (d) Amendment to Subsection 2.11. Subsection 2.11 of the Loan Agreement is hereby amended by deleting the last sentence of such existing subsection and inserting in lieu thereof the following sentences:

                  "Agent shall render statements regarding the Loan Account to Borrower and the Committee, including principal, interest, and fees, including an itemization of all charges and expenses constituting the Lender Group Expenses owing, and, subject to the following sentence, such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements. In addition, the Borrower and the Committee shall have thirty (30) days after the receipt of such statements to object to the reasonableness of the attorneys' fees and expenses incurred by the Lender Group. Any objection shall be first sent to the Agent and its counsel. If the parties cannot resolve the dispute within ten
                  (10) days of the objection's delivery to the Agent and its counsel, the Borrower and/or the Committee may seek relief from the Bankruptcy Court. In the absence of a timely objection and (if necessary) request for relief by the Borrower or the Committee, the attorneys' fees and expenses of the Lender Group shall be conclusively presumed reasonable."

         (e) Amendment to Subsection 4.2. Subsection 4.2 of the Loan Agreement is hereby amended by adding the following sentence to the end of such existing subsection:

                  "Notwithstanding the foregoing, the proceeds of any Avoidance Actions shall not be subject to, and shall not be used to satisfy, the Super-Priority Claim of the Lender Group, except that to the extent the Lender Group funds the Carve Out, the amount so funded shall be first repaid from the proceeds of the Avoidance Actions to satisfy the Super-Priority Claim of the Lender Group."

         (f) Amendment to Subsection 6.19. Subsection 6.19 of the Loan Agreement is hereby amended by deleting the number "25" appearing therein and inserting in lieu thereof the number "32."

         (g) Amendment to Section 8. Section 8 of the Loan Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

         "8.      EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  8.1 If Borrower shall fail to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest

         (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

                  8.2 If Borrower shall fail to perform, keep or observe: (a) any term, provision, condition, covenant or agreement contained in Sections 6.3 (Tax Returns), 6.6 (Title to Equipment), 6.11 (Location of Inventory and Equipment), 6.12 (Compliance with Laws), 6.13 (Employee Benefits) or 6.14 (Leases) of this Agreement, and such failure continues for a period of 5 days after the date of such failure or neglect; (b) any term, provision, condition, covenant or agreement contained in Sections 6.1 (Accounting System) or 6.17 (Cycle Count Program) of this Agreement, and such failure continues for a period of 15 days after the date of such failure or neglect; or (c) any other term, provision, condition, covenant or agreement contained in this Agreement, or in any of the other Loan Documents (subject to any grace periods set forth therein); provided, however, that during any period of time that any such failure exists, even if such failure is not yet an Event of Default by virtue of the existence of a grace period, Lenders shall not be required during such period to make Advances to Borrower;

                  8.3      If there is a Material Adverse Change;

                  8.4 If any material portion (i.e., more than $250,000 per creditor or $1,000,000 in the aggregate) of Borrower's or Parent's properties or assets shall be attached, seized, subjected to a writ or distress warrant, or levied upon, or come into the possession of any third Person;

                  8.5 If Borrower shall fail to make: (a) rental payments not in bona fide dispute in the aggregate amount of at least $100,000 due under its retail location leases, or (b) any rental payment not in bona fide dispute under the lease for its principal place of business and main distribution center, to the extent such payments arose after the commencement of the Case and prior to the rejection of any such lease;

                  8.6 If the Case is dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, or if a trustee under Section 1104 of the Bankruptcy Code or an examiner with expanded powers relating to the operation of the business of the Borrower and/or the Parent under
         Section 1106(b) of the Bankruptcy Code is appointed;

                  8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  8.8 If a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise with a priority equal or superior to the liens granted to the Agent and the Lenders hereunder, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof;

                  8.9 If a judgment or other claim becomes a lien or encumbrance with a priority equal or superior to the liens granted to the Agent and the Lenders hereunder upon any material portion (i.e., more than $250,000 per creditor or $1,000,000 in the aggregate) of Borrower's or Parent's properties or assets;

                  8.10 If there is a filing by Borrower or Parent, or confirmation (regardless of the proponent), of a Reorganization Plan or Plans in the Case which does not provide for (i) the termination of all of the Lenders' commitments to lend and indefeasible payment in full in cash of all Obligations and the cash collateralization or return of all Letters of Credit in a manner satisfactory to Agent on or before the effective date of such plan and (ii) the continuation of the Postpetition Liens in favor of Agent until such effective date;

                  8.11 If Borrower shall make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty, representation, statement or report is withdrawn;

                  8.13 If the obligation of any guarantor under its guaranty or other third person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor (other than the Parent) or other third person becomes the subject of an Insolvency Proceeding, it being acknowledged that as of the date of this Agreement the Parent is the only Guarantor of the Obligations;

                  8.14 If the Bankruptcy Court shall enter any order (i) amending, supplementing, altering, staying, vacating, rescinding or otherwise modifying any Order, or (ii) granting relief from the automatic stay to any creditor asserting a lien or reclamation claim on a material portion (i.e., more than $250,000 per creditor or $1,000,000 in the aggregate) of the assets of the Borrower or the Parent;

                  8.15 If an application shall be filed by the Borrower for the approval of any other superpriority claim herein which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower hereunder and the Order or under any of the other Loan Documents (unless after giving effect to the transactions contemplated by such application, all Obligations (whether contingent or otherwise) shall be paid in full in cash and the Commitment shall be terminated, or there shall arise any such superpriority claim;

                  8.16 If Borrower shall be generally unable to pay its post-petition debts as they mature, or shall fail to comply with any order of the Bankruptcy Court in any material respect;

                  8.17 If a Reorganization Plan shall be filed by the Borrower or approved by the Bankruptcy Court (regardless of the proponent) in the Case which does not satisfy the requirements of Section 4.4 of this Agreement;

                  8.18 If Borrower shall file a motion in the Case (i) to use cash collateral of the Lenders under Section 363(c) of the Bankruptcy Code except with the Lenders' consent, (ii) to recover from any portion of the Collateral any costs or expenses of preserving or disposing of any such collateral under Section 506(c) of the Bankruptcy Code, or
         (iii) except with respect to the filing of a Permitted Application (as defined in Section 9 below), to take any other action or actions adverse to the Lenders or their rights and remedies hereunder or under any of the other Loan Documents or any documents related thereto or the Lenders' interest in any of the Collateral, which other action or actions would individually or in the aggregate, have a Material Adverse Change;

                  8.19 If Borrower shall pay or discharge any prepetition Indebtedness in an aggregate amount exceeding $50,000, other than the Prepetition Bank Debt and such Indebtedness paid pursuant to customary orders entered by this Court on or immediately following the Petition Date;

                  8.20 If there shall remain undischarged for more than thirty
         (30) days any final post-petition judgment against the Borrower in excess of $400,000;

                  8.21 If the Borrower or Parent shall commence, or participate in (unless compelled to do so by order of the Bankruptcy Court) any lawsuit, adversary proceeding, or contested matter against the Agent or Lenders, other than a Permitted Application; or

                  8.22 If there shall occur any attempt by Borrower or Parent to invalidate, reduce or otherwise impair Agent's or any Lender's claims against Borrower or Parent or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code."

         (h) Amendment to Subsection 9.1. Subsection 9.1 of the Loan Agreement is hereby amended by deleting the third paragraph of such subsection in its entirety and inserting in lieu thereof the following paragraph

         Upon the occurrence and during the continuance of an Event of Default which has resulted in any of the Obligations having been declared due and payable prior their stated maturity (an "Acceleration") and before exercising any of the rights or remedies of the Lender Group comprising the enforcement of its Liens against Collateral subject to the immediately preceding paragraph or the exercise of its rights of set-off under this Agreement, the Agent shall provide at least seven
         (7) Business Days' prior written notice to the Borrower, bankruptcy counsel to the Borrower, counsel to the Committee and the office of the United States Trustee in the Case, setting forth the Event of Default or Events of Default which the Agent believes in good faith to have occurred and to have been continuing at the time of such Acceleration and providing notice that the Agent, on behalf of the Lender Group, intends to enforce its Liens against Collateral and/or to exercise its rights of set-off. During such seven (7) Business Day period (the "Waiting Period"), any of such parties may file an application (a "Permitted Application") with the Bankruptcy Court with a copy to the Agent and its counsel, (a) stating that: (i) such party believes in good faith that no Event of Default specified in such notice has occurred and was continuing at the time of such Acceleration; or (ii) that due to compelling circumstances the immediate enforcement of the Agent's and the Lender's rights should not be permitted; and (b) requesting that a hearing be held promptly to determine whether such is the case. During the Waiting Period and, if any such Permitted Application is filed with the Bankruptcy Court, during such additional period (an "Extended Period") expiring on the earlier to occur of (i) the conclusion of any such hearing requested and (ii) five (5) Business Days following the filing of such application, (A) the Agent shall refrain from proceeding to exercise such rights or remedies or rights of set-off, and (B) the Borrower may use funds to make payment in the ordinary course of business consistent with past practices in the Operating Account and up to 50% of the amount of cash proceeds from account debtors and obligors received by the Borrower or the Agent and otherwise creditable to the Obligations; provided that the total amount for the Waiting Period and the Extended Period (if applicable) shall not exceed, in the aggregate, the sum of $250,000 plus payroll expenses in an amount not to exceed $1,700,000. At the end of the Waiting Period or the Extended Period (if applicable) the Agent shall be free to exercise all of such rights and remedies and such rights of set-off unless, in the event a Permitted Application has been filed, the Bankruptcy Court has determined within such Extended Period that no such Event of Default has occurred and was continuing at the time of such Acceleration or that due to compelling circumstances the immediate enforcement of the Agent's and the Lender's rights should not be permitted. In the event that the Bankruptcy Court does determine that no such Event of Default has occurred and was continuing at the time of such Acceleration, the scheduled maturity of the Obligations which had been the subject of such Acceleration, together with the automatic stay of Section 362(a) of the Bankruptcy Code, shall be reinstated, all with the same effect as if no such Event of Default has been declared or Acceleration occurred.

         (i) Amendments to Exhibit B-1. The Loan Agreement is hereby amended by deleting in its entirety the existing Exhibit B-1 (Business Plan) thereto and substituting therefor the form of Exhibit B-1 (Business Plan) attached to this First Amendment.

         2.       Representations and Warranties; Confirmation of
                  Representations, Warranties.
                  -------------------------------------------------------------

         This First Amendment has been duly authorized, executed and delivered by the Borrower. The Loan Agreement, as amended hereby, and each of the other Loan Documents, as amended by and through the date hereof, constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. The Borrower, by execution of this First Amendment, certifies to the Agent and each of the Lenders that each of the representations and warranties set forth in the Loan Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, as if fully set forth in this First Amendment, and that, as of the date hereof, no Default or Event of Default has occurred and is continuing under the Loan Agreement or any other Loan Document. The Borrower acknowledges and agrees that this First Amendment shall become a part of the Loan Agreement and shall be a Loan Document.

         3.       No Novation; Effect; Counterparts; Governing Law.
                  ------------------------------------------------

         Except to the extent specifically amended hereby, the Loan Agreement and each of the other Loan Documents shall be unaffected hereby and shall remain in full force and effect; this First Amendment shall not be deemed a novation of the Loan Agreement or any other Loan Document. The Borrower hereby acknowledges, confirms and ratifies its obligations under the Loan Agreement and each of the other Loan Documents. This First Amendment may be executed in any number of counterparts, and by the different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, but all the counterparts shall together constitute one instrument. This First Amendment shall be governed by the internal laws of The Commonwealth of Massachusetts (without reference to conflicts of law principles) and the United States Bankruptcy Code and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Borrower acknowledges that the reasonable out-of-pocket expenses of the Agent and the Lenders incurred in connection with the preparation, execution and delivery of this First Amendment shall be "Lender Group Expenses," as such term is defined in the Loan Agreement.

         4.       Construction.
                  ------------

         The Borrower, by execution hereof, acknowledges and confirms that for all purposes of the Loan Agreement and the other Loan Documents, the term "Loan Agreement" shall mean the Loan Agreement as amended by and through the date of this First Amendment and as further amended and/or restated from time to time hereafter.

                      [Signatures appear on following page]

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Loan and Security Agreement as a sealed instrument as of the date first above written.


                                 FACTORY CARD OUTLET OF AMERICA,
                                 LTD.


                                 By:
                                    ----------------------------------
                                 Name:
                                      ----------------------------------
                                 Title:
                                       ----------------------------------



                                 FOOTHILL CAPITAL CORPORATION, for
                                 itself and as Agent for the Lenders



                                 By:
                                    ----------------------------------
                                                           (Title)


                                 PARAGON CAPITAL, LLC, as a Lender



                                 By:
                                    ----------------------------------
                                                           (Title)





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